SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                Date of Report:

                                 June 2, 1995

                     AIR & WATER TECHNOLOGIES CORPORATION


  (Exact name of registrant as specified in its charter)


         Delaware                      033-17921            13-3418759
(State or other jurisdiction          (Commission          (IRS Employer
     of incorporation)                 File No.)         Identification No.)



          P.O. Box 1500
      Somerville, New Jersey                                    08876
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (908) 685-4000



        ______________________________________________________________
        (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         Metcalf & Eddy, Inc. (M&E), a wholly-owned subsidiary of the Company, has settled its litigation with the Puerto Rico Aqueduct and Sewer Authority (PRASA). Pursuant to the terms of the settlement, M&E will receive an aggregate of $17.5 million. It is anticipated that M&E will receive $4.5 million not later than June 26, 1995. M&E will also receive negotiable market rate interest-bearing promissory notes providing for a payment of $6.5 million in May 1998 and an additional $6.5 million in August 2000. The payment obligations of PRASA under the settlement agreement and the negotiable promissory notes are guaranteed by the Government Development Bank of Puerto Rico.



                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Air & Water Technologies
                                       Corporation


                                    By /s/ Douglas A. Satzger
                                        ____________________________
                                        Name: Douglas A. Satzger
                                        Title: Senior Vice President

June 2, 1995